VOYAGEUR MUTUAL FUNDS II
Registration No. 811-04989
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds II (the ?Trust?), on behalf of Delaware Tax-Free Colorado Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 9,372,394.945
Percentage of Outstanding Shares 53.544%
Percentage of Shares Voted 96.525%
Shares Withheld 337,383.313
Percentage of Outstanding Shares 1.927%
Percentage of Shares Voted 3.475%

Ann D. Borowiec
Shares Voted For 9,362,474.509
Percentage of Outstanding Shares 53.487%
Percentage of Shares Voted 96.423%
Shares Withheld 347,303.749
Percentage of Outstanding Shares 1.984%
Percentage of Shares Voted 3.577%

Joseph W. Chow

Shares Voted For 9,390,325.360
Percentage of Outstanding Shares 53.646%
Percentage of Shares Voted 96.710%
Shares Withheld 319,452.898
Percentage of Outstanding Shares 1.825%
Percentage of Shares Voted 3.290%

Patrick P. Coyne

Shares Voted For 9,363,896.360
Percentage of Outstanding Shares 53.495%
Percentage of Shares Voted 96.438%
Shares Withheld 345,881.898
Percentage of Outstanding Shares 1.976%
Percentage of Shares Voted 3.562%

John A. Fry

Shares Voted For 9,364,820.344
Percentage of Outstanding Shares 53.500%
Percentage of Shares Voted 96.447%
Shares Withheld 344,957.914
Percentage of Outstanding Shares 1.971%
Percentage of Shares Voted 3.553%

Lucinda S. Landreth

Shares Voted For 9,365,099.119
Percentage of Outstanding Shares 53.502%
Percentage of Shares Voted 96.450%
Shares Withheld 344,679.139
Percentage of Outstanding Shares 1.969%
Percentage of Shares Voted 3.550%

Frances A. Sevilla-Sacasa

Shares Voted For 9,315,833.344
Percentage of Outstanding Shares 53.221%
Percentage of Shares Voted 95.943%
Shares Withheld 393,944.914
Percentage of Outstanding Shares 2.251%
Percentage of Shares Voted 4.057%

Thomas K. Whitford

Shares Voted For 9,395,741.961
Percentage of Outstanding Shares 53.677%
Percentage of Shares Voted 96.766%
Shares Withheld 314,036.297
Percentage of Outstanding Shares 1.794%
Percentage of Shares Voted 3.234%

Janet L. Yeomans

Shares Voted For 9,399,700.060
Percentage of Outstanding Shares 53.700%
Percentage of Shares Voted 96.807%
Shares Withheld 310,078.198
Percentage of Outstanding Shares 1.771%
Percentage of Shares Voted 3.193%

J. Richard Zecher

Shares Voted For 9,380,491.811
Percentage of Outstanding Shares 53.590%
Percentage of Shares Voted 96.609%
Shares Withheld 329,286.447
Percentage of Outstanding Shares 1.881%
Percentage of Shares Voted      3.391%

2.

To approve the implementation of a new ?manager of managers? order.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Colorado Fund

Shares Voted For 7,065,949.151
Percentage of Outstanding Shares 40.367%
Percentage of Shares Voted 72.771%
Shares Voted Against 510,501.193
Percentage of Outstanding Shares 2.916%
Percentage of Shares Voted 5.258%
Shares Abstained        410,601.914
Percentage of Outstanding Shares      2.346%
Percentage of Shares Voted       4.229%
Broker Non-Votes        1,722,726.000
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Colorado Fund

Shares Voted For 6,934,457.732
Percentage of Outstanding Shares 39.616%
Percentage of Shares Voted 71.417%
Shares Voted Against 612,337.967
Percentage of Outstanding Shares 3.498%
Percentage of Shares Voted 6.306%
Shares Abstained        440,252.559
Percentage of Outstanding Shares      2.515%
Percentage of Shares Voted       4.534%
Broker Non-Votes        1,722,730.000
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds II
Shares Voted For 7,091,520.250
Percentage of Outstanding Shares 40.513%
Percentage of Shares Voted 73.035%
Shares Voted Against 468,779.642
Percentage of Outstanding Shares 2.678%
Percentage of Shares Voted 4.828%
Shares Abstained        426,752.366
Percentage of Outstanding Shares      2.438%
Percentage of Shares Voted       4.395%
Broker Non-Votes        1,722,726.000
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds II
Shares Voted For 6,974,219.210
Percentage of Outstanding Shares 39.843%
Percentage of Shares Voted 71.827%
Shares Voted Against 490,891.643
Percentage of Outstanding Shares 2.804%
Percentage of Shares Voted 5.056%
Shares Abstained       521,939.405
Percentage of Outstanding Shares     2.982%
Percentage of Shares Voted      5.375%
Broker Non-Votes       1,722,728.000
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Mutual Funds II
Shares Voted For 7,346,106.500
Percentage of Outstanding Shares 41.968%
Percentage of Shares Voted 75.657%
Shares Voted Against 214,673.913
Percentage of Outstanding Shares 1.226%
Percentage of Shares Voted 2.211%
Shares Abstained        426,271.845
Percentage of Outstanding Shares      2.435%
Percentage of Shares Voted       4.390%
Broker Non-Votes        1,722,726.000

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Voyageur Mutual Funds II (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free Colorado Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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